UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 22, 2005
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 22, 2005, Chesapeake Corporation ("Chesapeake") issued a press release announcing that its Board of Directors has nominated Beverly L. Thelander for election as a director of Chesapeake at the annual meeting of stockholders to be held on April 27, 2005. Ms. Thelander is a management consultant. She previously served as Senior Vice President - Strategic Planning & Operations for AECOM Technology Corporation. Prior to that she held several executive positions with Universal Studios Group, including serving as Chief Financial Officer of Universal's Television & Networks Group, and with Atlantic Richfield Company. There are no related party transactions between Ms. Thelander and Chesapeake as described by Item 404(a) of Regulation S-K, and there was no arrangement or understanding pursuant to which Ms. Thelander was nominated as director. The Board of Directors has not yet determined to which committees Ms. Thelander is expected to be named.

The press release also announced that Richard G. Tilghman, a member of Chesapeake's Board of Directors, has decided to retire as a director of Chesapeake and has declined to be nominated for re-election as a director. Mr. Tilghman's term as a director of the corporation expires April 27, 2005.

The information contained in the press release, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibit

(c)	Exhibits
	Exhibit No.	Description
99.1

Chesapeake Corporation press release, issued on February 22, 2005, announcing the nomination of Beverly L. Thelander for election to the Board of Directors of the company and the retirement of Richard G. Tilghman from the Board of Directors of the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: February 22, 2005	BY:	/s/ J.P. Causey Jr.
J.P. Causey Jr.
Executive Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1

Chesapeake Corporation press release, issued on February 22, 2005, announcing the nomination of Beverly L. Thelander for election to the Board of Directors of the company and the retirement of Richard G. Tilghman from the Board of Directors of the company.